Exhibit 99(a)

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.01 par value per share, of Clipper Realty Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated: August 13, 2026	SAM LEVINSON

	By:	/s/ Sam Levinson
Sam Levinson

TRAPEZE INC.

	By:	/s/ Sam Levinson
		Name:	Sam Levinson
		Title:	Authorized Signatory

TRAPEZE D HOLDINGS LLC

	By:	/s/ Sam Levinson
		Name:	Sam Levinson
		Title:	Authorized Signatory

ECL HOLDINGS LLC

	By:	/s/ Sam Levinson
		Name:	Sam Levinson
		Title:	Authorized Signatory

STARBURST 2016 II LLC

	By:	/s/ Sam Levinson
		Name:	Sam Levinson
		Title:	Authorized Signatory